UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 28, 2016
Date of report (date of earliest event reported)

ADVANCEPIERRE FOODS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37826	26-3712208
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9987 Carver Road, Blue Ash, OH	45242
(Address of principal executive offices)	(Zip Code)

(800) 969-2747
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Launch of Notes Offering

On November 28, 2016, AdvancePierre Foods Holdings, Inc. (the “Company”) issued a press release announcing that it plans to offer, subject to market and other conditions, $350 million aggregate principal amount of senior unsecured notes in a private offering that is exempt from registration under the Securities Act of 1933, as amended.  A copy of the press release announcing the launch of the notes offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Launch of Repricing of First Lien Term Loan

On November 28, 2016, the Company also issued a press release announcing that it is seeking to reduce the applicable margin and the overall price under its existing first lien term loan (the “Repricing Transaction”).  A copy of the press release announcing the launch of the Repricing Transaction is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release announcing launch of notes offering, dated November 28, 2016.

99.2	Press Release announcing launch of the Repricing Transaction, dated November 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 28, 2016

ADVANCEPIERRE FOODS HOLDINGS, INC.

By:	/s/ Michael B. Sims
Michael B. Sims
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release announcing launch of notes offering, dated November 28, 2016.

99.2	Press Release announcing launch of the Repricing Transaction, dated November 28, 2016.